UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 6, 2007

Jarden Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13665	35-1828377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Theodore Fremd Avenue, Rye, New York	10580
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (914) 967-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 6, 2007, Jarden Corporation, a Delaware corporation (the “Company”) executed a stock purchase agreement (the “Stock Purchase Agreement”) by and among Pure Fishing Holdings, LLC, an Iowa limited liability company (“Pure Fishing Holdings”), Outdoor Technologies Corporation, an Iowa corporation (“Outdoor Technologies”) and the other parties on the signature pages thereto. Pursuant to the terms of the Stock Purchase Agreement, the Company acquired all of the capital stock of Outdoor Technologies and its subsidiaries, including Pure Fishing, Inc. (“PFI”) from Pure Fishing Holdings (the “Acquisition”). The purchase price for the Acquisition, subject to certain adjustments as set forth in the Stock Purchase Agreement, consisted of (i) approximately $300 million in cash (which included certain indebtedness of Pure Fishing Holdings repaid at closing); (ii) a subordinated note for $100 million (the “Note”); and (iii) a warrant to purchase shares of the Company’s common stock.

PFI is a leading global provider of fishing tackle, lures, rods and reels marketed under well known fishing brands including Abu Garcia®, Berkley®, Stren®, Trilene® and Gulp®.

The Note bears interest at 2.0% per annum and matures on March 31, 2012 or earlier upon the occurrence of certain other events, including a Change in Control (as defined in the Note). Pursuant to the Stock Purchase Agreement, Pure Fishing Holdings was also granted a warrant to purchase up to 2,206,531 shares of the Company’s common stock (the “Warrant”), exercisable at a price of $45.32 per share (subject to adjustment as provided therein), beginning on April 6, 2008. The Warrant expires on March 31, 2012. The Warrant may be exercised in cash or by cashless exercise (involving the surrender of a portion of the Warrant valued at the then-current market price of our common stock) in lieu of cash payment. The Warrant also grants to Pure Fishing Holdings certain registration rights with respect to the Company’s common stock underlying the Warrant.

There was no material relationship, other than in respect of the Acquisition, between Pure Fishing Holdings, on the one hand, and the Company or any of its affiliates, or any director or officer of the Company, or any associate of any such director or officer, on the other hand. However, Gary Kiedaisch, President of The Coleman Company, Inc., a subsidiary of the Company, was a director of Pure Fishing Holdings.

A Copy of the Stock Purchase Agreement, Note and Warrant are attached to this report as Exhibits 10.1, 4.1 and 4.2 and are incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Stock Purchase Agreement, Note and Warrant and the transactions contemplated thereby are not intended to be complete and is qualified in its entirety by the complete text of the Stock Purchase Agreement, Note and Warrant.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 6, 2007, the Company completed the Acquisition. See disclosure in Item 1.01 above, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

The Note, as defined and referred to in Item 1.01 above, was issued to Pure Fishing Holdings on April 6, 2007 in the aggregate principal amount of $100,000,000. The terms of the Note are described in Item 1.01 above, which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

See disclosure in Item 1.01 and 2.01 above, which is incorporated herein by reference. The Warrant was issued, and the shares issuable thereunder will be issued, without registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the exemption provided under Section 4(2) thereof and Rule 506 promulgated thereunder. The purchaser of the Warrant represented to the Company that such entity is an accredited investor as defined in Rule 501(a) of the Securities Act. The recipient of the Warrant represented their intention to acquire the Warrant for investment only and not with a view to or for sale in connection with any distribution thereof and an appropriate legend will be affixed to the certificates issued in such transactions.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following Exhibits are filed herewith as part of this report:

Exhibit	Description

4.1	$100,000,000 Note due March 31, 2012.

4.2	Warrant for 2,206,531 shares of common stock issued to Pure Fishing Holdings, LLC.

10.1	Stock Purchase Agreement dated as of April 6, 2007, by and among Pure Fishing Holdings, LLC, Outdoor Technologies Corporation, Jarden Corporation, and the other parties on the signature pages thereto.

99.1	Press Release dated April 10, 2007 of Jarden Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2007

JARDEN CORPORATION

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number	Exhibit
4.1	$100,000,000 Note due March 31, 2012.

4.2	Warrant for 2,206,531 shares of common stock issued to Pure Fishing Holdings, LLC.

10.1	Stock Purchase Agreement dated as of April 6, 2007, by and among Pure Fishing Holdings, LLC, Outdoor Technologies Corporation, Jarden Corporation, and the other parties on the signature pages thereto.

99.1	Press Release dated April 10, 2007 of Jarden Corporation.